                                                                                                            Exhibit 12(b)

                        Aon CORPORATION AND CONSOLIDATED SUBSIDIARIES
                          COMBINED WITH UNCONSOLIDATED SUBSIDIARIES
                  COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                                AND PREFERRED STOCK DIVIDENDS


                                                           Six Months
                                                         Ended June 30,                 Years Ended December 31,
                                                      --------  --------  --------  --------  --------  --------  --------
(millions except ratios)                                1998      1997      1997      1996      1995      1994      1993
                                                      --------  --------  --------  --------  --------  --------  --------

Income from continuing operations
   before provision for income taxes (1)              $  477.4  $  167.1  $  541.6  $  445.6  $  458.0  $  397.0  $  331.6


ADD BACK FIXED CHARGES:

   Interest on indebtedness                               41.3      30.6      69.5      44.7      55.5      46.4      42.3

   Interest on ESOP                                        1.4       1.9       3.5       4.3       5.3       5.9       6.5

   Portion of rents representative of
     interest factor                                      22.2      29.4      44.3      28.6      21.4      28.7      26.1

                                                      --------  --------  --------  --------  --------  --------  --------
        INCOME AS ADJUSTED                            $  542.3  $  229.0  $  658.9  $  523.2  $  540.2  $  478.0  $  406.5
                                                      ========  ========  ========  ========  ========  ========  ========


FIXED CHARGES AND PREFERRED STOCK DIVIDENDS:

   Interest on indebtedness                           $   41.3   $  30.6  $   69.5  $   44.7  $   55.5   $  46.4   $  42.3

   Preferred stock dividends                              35.0      42.0      82.1      28.7      37.5      48.4      47.5

                                                      --------  --------  --------  --------  --------  --------  --------
        INTEREST AND DIVIDENDS                            76.3      72.6     151.6      73.4      93.0      94.8      89.8

   Interest on ESOP                                        1.4       1.9       3.5       4.3       5.3       5.9       6.5

   Portion of rents representative of
      interest factor                                     22.2      29.4      44.3      28.6      21.4      28.7      26.1

        TOTAL FIXED CHARGES AND PREFERRED
                                                      --------  --------  --------  --------  --------  --------  --------
            STOCK DIVIDENDS                           $   99.9  $  103.9  $  199.4  $  106.3  $  119.7  $  129.4  $  122.4
                                                      ========  ========  ========  ========  ========  ========  ========

RATIO OF EARNINGS TO COMBINED FIXED
  CHARGES AND PREFERRED STOCK DIVIDENDS (2)                5.4       2.2       3.3       4.9       4.5       3.7       3.3
                                                      ========  ========  ========  ========  ========  ========  ========

RATIO OF EARNINGS TO COMBINED FIXED
  CHARGES AND PREFERRED STOCK DIVIDENDS (3)                          3.9       4.2       5.8
                                                                ========  ========  ========

(1) Income from continuing operations before provision for income taxes and minority interest includes special charges of $172 million for the six months ended June 30, 1997 and the year ended December 31, 1997, and $90.5 million in the year ended December 31, 1996.

(2) Included in total fixed charges and preferred stock dividends for the six months ended June 30, 1998 and 1997 are $33 million and $31.2 million, respectively, and $64 million for the year ended December 31, 1997 of pretax distributions on the 8.205% mandatorily redeemable preferred capital securities which are classified as "minority interest" on the condensed consolidated statements of operations.

(3) The calculation of this ratio of earnings to fixed charges reflects the exclusion of special charges from the income from continuing operations before provision for income taxes component for six months ended June 30, 1997 and for the years ended December 31, 1997 and 1996, respectively.



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